EXHIBIT 23.1

ESPEY MFG. & ELECTRONICS CORP.

Consent of Freed Maxick CPAs, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Espey Mfg. & Electronics Corp.

Saratoga Springs, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-128922, 333-148678, and 333-221891) pertaining to the 2000, 2007 and 2017 Stock Option Plans of Espey Mfg. & Electronics Corp. of our report dated September 16, 2019, with respect to the financial statements of Espey Mfg. & Electronics Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2019, filed with the Securities and Exchange Commission.

/s/Freed Maxick CPAs, P.C.

Rochester, New York

September 16, 2019

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